As filed with the Securities and Exchange Commission on December 29, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	13-3435103
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

677 Washington Blvd, Ste. 1100 Stamford, Connecticut 06901 (203) 905-2410	6901
(Address of Principal Executive Offices)	(Zip Code)
Swedish Match North America Salaried Profit Sharing Plan
(Full title of the plan)

Darlene Quashie Henry
Vice President, Associate General Counsel & Corporate Secretary
Philip Morris International Inc.
677 Washington Blvd, Ste. 1100
Stamford, Connecticut 06901
(Name and address for agent of service)

(203) 905-2401
(telephone number, including area code, of agent of service)

Copies to:

Sanjay M. Shirodkar Rita Patel DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 (212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

		Smaller reporting company	☐

Non-accelerated filer	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Phillip Morris Holland Holdings B.V., an indirect wholly owned subsidiary of Philip Morris International Inc. (the “Company”), acquired Swedish Match AB (“Swedish Match”), as of November 2022, (the “Effective Time”), such that Swedish Match became a direct, wholly owned subsidiary of the Company. At the Effective Time, the Company assumed the Swedish Match North America Salaried Profit Sharing Plan (the “Plan”). This Registration Statement on Form S-8 is being filed by the Company in connection with the registration of 500,000 shares of its common stock, no par value per share, and an indeterminate amount of plan interests issuable to eligible employees pursuant to the Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.*
Item 2.    Registrant Information and Employee Plan Annual Information.*
*     The documents containing the information specified in this Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(i)
The description of the Registrant’s securities registered pursuant to Section 12 of the Exchange Act filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024;

(ii)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 6, 2025; and

(iii)	The Registrant’s reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in Section (ii) above.
In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
Not applicable.
Item 6.     Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits the Registrant to indemnify its officers and directors in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the Registrant and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when an officer or director entirely prevails in the defense of any proceeding to which he was a party because he is or was an officer or director of the Registrant. The VSCA further provides that the Registrant may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the Registrant) and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder approved by-laws, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The VSCA establishes a statutory limit on liability of officers and directors of the Registrant for damages assessed against them in a suit brought by or in the right of the Registrant or brought by or on behalf of shareholders of the Registrant and authorizes the Registrant to specify a lower monetary limit on liability in the Registrant’s articles of incorporation or shareholder approved by-laws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

The Registrant’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) provide that an officer or director, or former officer or director, of the Registrant shall be indemnified to the full extent permitted by the VSCA as currently in effect or as hereafter amended in connection with any action, suit or proceeding brought by or in the right of the Registrant or brought by or on behalf of shareholders of the Registrant. The Articles of Incorporation further provide for the limitation or elimination of the liability of an officer or director or former officer or director of the Registrant for monetary damages to the Registrant or its shareholders in any action, suit or proceeding, to the full extent permitted by the VSCA as currently in effect or as hereafter amended. The Registrant carries insurance on behalf of its directors and officers.

The Registrant has entered into an indemnity agreement with each of the members of its Board of Directors (the “Board”) and each of its executive officers. The agreement provides for the mandatory indemnification against liabilities as well as mandatory advancement and reimbursement of all reasonable expenses (in each case subject to limited exceptions) that may be incurred by members of the Board and executive officers in various legal proceedings arising out of their service as directors and executive officers, as permitted by Virginia law and the Articles of Incorporation.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.     Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index below and incorporated herein by reference.
Item 9.    Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 29th day of December, 2025.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ Jacek Olczak
Name:	Jacek Olczak
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jacek Olczak and Emmanuel Babeau and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jacek Olczak Jacek Olczak	Director, Chief Executive Officer (Principal Executive Officer)	December 29, 2025
/s/ Emmanuel Babeau Emmanuel Babeau	Chief Financial Officer (Principal Financial Officer)	December 29, 2025
/s/ Reginaldo Dobrowolski Reginaldo Dobrowolski	Vice President and Controller (Principal Accounting Officer)	December 29, 2025
/s/ André Calantzopoulos André Calantzopoulos	Chairman	December 29, 2025
/s/ Bonin Bough Bonin Bough	Director	December 29, 2025

/s/ Michel Combes Michel Combes	Director	December 29, 2025
/s/ Werner Geissler Werner Geissler	Director	December 29, 2025
/s/ Victoria Harker Victoria Harker	Director	December 29, 2025
/s/ Kalpana Morparia Kalpana Morparia	Director	December 29, 2025
/s/ Robert B. Polet Robert B. Polet	Director	December 29, 2025
/s/ Dessislava Temperley Dessislava Temperley	Director	December 29, 2025
/s/ Shlomo Yanai Shlomo Yanai	Director	December 29, 2025

SWEDISH MATCH NORTH AMERICA SALARIED PROFIT SHARING PLAN

/s/ Chad Ryan Chad Ryan	Vice President, U.S. Total Rewards	December 29, 2025

EXHIBIT INDEX

Exhibit No.	Description

4.1    Amended and Restated Articles of Incorporation of Philip Morris International Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10 filed February 7, 2008)

4.2    Amended and Restated By-Laws of Philip Morris International Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed September 19, 2022)

5.1    Opinion of DLA Piper LLP (US) (filed herewith)

23.1    Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2     Consent of PricewaterhouseCoopers SA, Independent Registered Public Accounting Firm (filed herewith)

24.1    Power of Attorney (included on the signature page to this Registration Statement)

99.1    Swedish Match North America Salaried Profit Sharing Plan, including all subsequent amendments (filed herewith)

107    Filing Fee Table (filed herewith)